NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION.
THIS IS AN ANNOUNCEMENT FALLING UNDER RULE 2.8 OF THE CITY CODE ON TAKEOVERS AND MERGERS (THE “CODE"). THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

FOR IMMEDIATE RELEASE

7th November 2024

StoneX Group Inc. (“StoneX”)
No Intention to Make an Offer for CAB Payments Holdings plc (“CAB Payments”)

StoneX notes the announcements by CAB Payments on 10th October 2024 and 30th October 2024.
StoneX confirms that it does not intend to make an offer for CAB Payments. This is a statement to which Rule 2.8 of the Code applies. Accordingly, StoneX and any person acting in concert with it will, except with the consent of the UK Panel on Takeovers and Mergers ("Panel"), be bound by the restrictions under Rule 2.8 of the Code, save in the circumstances set out below or otherwise with the consent of the Panel.
Under Note 2 on Rule 2.8 of the Code, StoneX (and any person acting in concert with it) reserves the right to set aside the restrictions in Rule 2.8 of the Code within six months of the date of this announcement in any one or more of the following circumstances: (i) with the agreement of the Board of CAB Payments; (ii) a third party announces a firm intention to make an offer for CAB Payments; (iii) CAB Payments announces a Rule 9 waiver proposal (as described in Note 1 of the Notes on Dispensations from Rule 9 of the Code) or a reverse takeover (as defined in the Code); or (iv) there has been a material change of circumstances (as determined by the Panel).

Contacts

StoneX
Kevin Murphy +1 (212) 403 7296

About StoneX
StoneX Group Inc., through its subsidiaries, operates a global financial services network that connects companies, organizations, traders, and investors to the global market ecosystem through a unique blend of digital platforms, end-to-end clearing and execution services, high touch service and deep expertise. StoneX strives to be the one trusted partner to its clients, providing its network, product, and services to allow them to pursue trading opportunities, manage their market risks, make investments, and improve their business performance. A Fortune-500 company headquartered in New York City and listed on the Nasdaq Global Select Market (NASDAQ:SNEX), StoneX Group Inc. and its approximately 4,000 employees serve more than 54,000 commercial, institutional, and global payments clients, and more than 400,000 retail accounts, from more than 40 offices spread across five continents.

Important notices:
This announcement is not intended to and does not constitute or form any part of any offer to buy or the solicitation of an offer to subscribe for, sell or otherwise dispose of, or an invitation to purchase, otherwise acquire or subscribe for any securities or the solicitation of any vote in any jurisdiction whether pursuant to this announcement or otherwise. Any offer (if made) will be made solely by certain offer documentation which will contain the full terms and conditions of any offer (if made), including details of how it may be accepted.

The release, publication or distribution of this announcement in whole or in part in, into or from certain jurisdictions may be restricted by law and therefore persons in such jurisdictions or into whose possession this announcement comes should inform themselves about and observe such restrictions. Any failure to comply with the restrictions may constitute a violation of the securities law of any such jurisdiction.
This announcement has been prepared in accordance with English law and information disclosed may not be the same as that which would have been prepared in accordance with the laws of jurisdictions outside England.

Website publication:
In accordance with Rule 26.1 of the Code, a copy of this announcement will be published on StoneX’s website at
www.stonex.com

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promptly and by no later than 12 noon (London time) on the business day following this announcement (subject to certain restrictions relating to persons resident in restricted jurisdictions). The content of this website is not incorporated in, and does not form part of, this announcement

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